EXHIBIT 99.1

Quanex Building Products Announces First Quarter 2026 Results and Provides Full Year 2026 Guidance

Net Sales Growth of ~2% Year-Over-Year
Healthy Balance Sheet and Strong Liquidity
Well Positioned to Capitalize on Pent-Up Demand

HOUSTON, March 05, 2026 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended January 31, 2026.

The Company reported the following selected financial results:

	Three Months Ended January 31,
($ in millions, except per share data)	2026	2025
Net Sales	$409.1	$400.0
Gross Margin	$98.5	$92.3
Gross Margin %	24.1%	23.1%
Net Loss	($4.1)	($14.9)
Diluted EPS	($0.09)	($0.32)

Adjusted Net (Loss) Income	($0.3)	$9.0
Adjusted Diluted EPS	($0.01)	$0.19
Adjusted EBITDA	$27.4	$38.5
Adjusted EBITDA Margin %	6.7%	9.6%

Cash Used For Operating Activities	($20.2)	($12.5)
Free Cash Flow	($31.5)	($24.1)

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table, Selected Segment Data table and reconciliation tables for additional information)

George Wilson, Chairman, President and Chief Executive Officer, stated, “Our results for the first quarter tracked our expectations given the current macroeconomic backdrop. The combination of inflationary pressures, high interest rates, tariff uncertainty, housing affordability issues, and geopolitical tensions continued to weaken consumer confidence around the world, ultimately impacting demand for the products we manufacture. However, we continue to focus on identifying operational efficiencies and commercial synergies that we believe will benefit us when consumer confidence improves and demand rebounds.

“Due to the seasonality of our business, coupled with the longer cash conversion cycle of the legacy Tyman business, we expect to be a net borrower during the first half of our fiscal year, which impacts our leverage ratio. Our balance sheet is healthy, and we will remain focused on prioritizing debt repayment as we generate cash.   Looking ahead, we continue to be optimistic about our prospects for profitable growth and value creation.”

First Quarter 2026 Results Summary

Quanex reported net sales of $409.1 million during the three months ended January 1, 2026, which represents an increase of 2.3% compared to $400.0 million for the same period in 2025, mainly due to foreign exchange translation and the pass-through of tariffs. In its Hardware Solutions segment, Quanex reported an increase of 2.4% in net sales for the first quarter of 2026, mostly due to foreign exchange translation and price increases. In its Extruded Solutions segment, net sales were essentially flat for the first quarter of 2026 as lower volumes were offset by foreign exchange translation and price increases. For its Custom Solutions segment, the Company reported an increase of 4.8% in net sales for the first quarter of 2026, largely due to increased volume and improved pricing. (See Sales Analysis table for additional information)

On a consolidated basis, the decrease in adjusted earnings for the first quarter of 2026 compared to the first quarter of 2025 was mainly due to reduced operating leverage from lower volumes related to ongoing macroeconomic uncertainty coupled with low consumer confidence and higher, but temporary, operational costs related to Quanex’s window and door hardware plant in Monterrey, Mexico.

Balance Sheet & Liquidity Update

As of January 31, 2026, the Company had total debt of $717.5 million and Quanex’s leverage ratio of Net Debt to LTM Adjusted EBITDA was 2.8x. As of January 31, 2026, Quanex reported a LTM Net Loss of $240.0 million, mainly due to the non-cash goodwill impairment charge recorded in the third quarter of 2025, and LTM Adjusted EBITDA of $231.7 million (See Non-GAAP Terminology Definitions and Disclaimers section, Net Debt Reconciliation table and Last Twelve Months Adjusted EBITDA Reconciliation table for additional information)

The Company’s liquidity was $331.6 million as of January 31, 2026, consisting of $62.3 million in cash on hand plus availability under its Senior Secured Revolving Credit Facility due 2029, less letters of credit outstanding.

Outlook

Mr. Wilson commented, “Our long-term view continues to be favorable as the underlying fundamentals for the residential housing market remain positive. We entered fiscal 2026 with a cautious outlook due to the ongoing macroeconomic challenges, but we continue to believe that demand for our products will improve as we expect consumer confidence to be restored over time. Based on conversations with our customers, recent demand trends, and the latest macro data, we are providing guidance for fiscal 2026. Overall, on a consolidated basis, we estimate we will generate net sales of $1.84 billion to $1.87 billion, which we expect will yield approximately $240 million to $245 million in Adjusted EBITDA* in fiscal 2026. As mentioned on our last earnings call, we anticipate the first half of 2026 to be more challenging than the first half of 2025, which implies an improved second half year-over-year.   As macroeconomic uncertainty subsides and consumer confidence improves, we believe we are well positioned to capitalize on pent-up demand.   In the meantime, we will stay focused on the things that we can control, with an emphasis on generating cash to pay down debt and opportunistically repurchasing our stock.”

*When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort. Certain items required for such a reconciliation are outside of the Company’s control and/or cannot be reasonably predicted or estimated, such as the provision for income taxes related to net income. As a result, Quanex is unable to provide forward-looking net income guidance. Investors are cautioned that the Company’s Adjusted EBITDA excludes significant items, including interest expense, income taxes, depreciation and amortization, and the other adjustments described below, and that net income may differ materially from Adjusted EBITDA.

Conference Call and Webcast Information

The Company has also scheduled a conference call for Friday, March 6, 2026, at 11:00 a.m. ET (10:00 a.m. CT) to discuss the release. A link to the live audio webcast will be available on Quanex’s website at http://www.quanex.com in the Investors section under Presentations & Events.

Participants can pre-register for the conference call using the following link:
https://register-conf.media-server.com/register/BIc6562606fc8b4f93a903be54b98e9c71

Registered participants will receive an email containing conference call details for dial-in options. To avoid delays, it is recommended that participants dial into the conference call ten minutes ahead of the scheduled start time. A replay will be available for a limited time on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.

About Quanex

Quanex is a global manufacturer with core capabilities and broad applications across various end markets. The Company currently collaborates and partners with leading OEMs to provide innovative solutions in the window, door, solar, refrigeration, custom mixing, building access and cabinetry markets.  Looking ahead, Quanex plans to leverage its material science expertise and process engineering to expand into adjacent markets.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (defined as net income further adjusted to exclude amortization of step-up for purchase price adjustments on inventory, asset impairment charges, transaction, advisory fees and reorganization costs, restructuring charges related to severance and disposal of software, amortization expense related to intangible assets, pension settlement refund and other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net), Adjusted EBITDA and LTM Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  Net Debt is defined as total debt (outstanding balance on the revolving credit facility plus financial lease obligations) less cash and cash equivalents. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage. In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement.

Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures. Quanex uses the Free Cash Flow metric to measure operational and cash management performance and assist with financial decision-making.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of the Company’s residual cash flow available for discretionary expenditures. Quanex believes Free Cash Flow is useful to investors in understanding and evaluating the Company’s financial and cash management performance.

Quanex believes that the presented non-GAAP measures provide a consistent basis for comparison between periods and will assist investors in understanding the Company’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies. Quanex does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.   Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: the Company’s ability to resolve an isolated operational issue at its window and door hardware plant located in Monterrey, Mexico, timing estimates or any other expectations related to the acquisition of Tyman, the impact of tariffs, trade restrictions and changes in trade policy on the Company’s raw material costs and supply chain, the impact of elevated interest rates on consumer demand for the Company’s products, Quanex’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to the Company’s industry, and Quanex’s future growth, including any guidance discussed in this press release. The statements and guidance set forth in this release are based on current expectations. Actual results or events may differ materially from this release. Therefore, you should not rely on any of these forward-looking statements. For a complete discussion of factors that may affect the Company’s future performance, please refer to Quanex’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements, whether written or oral, to reflect new information, developments or events.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data) (Unaudited)

	Three Months Ended January 31,
	2026	2025

Net sales	$409,089	$400,044
Cost of sales	310,562	307,728
Selling, general and administrative	71,426	66,650
Restructuring charges	-	7,904
Depreciation and amortization	24,249	24,740
Operating income (loss)	2,852	(6,978)
Interest expense	(12,367)	(14,186)
Other, net	5,617	1,229
Loss before income taxes	(3,898)	(19,935)
Income tax (expense) benefit	(173)	5,050
Net loss	$(4,071)	$(14,885)

Loss per common share, basic	$(0.09)	$(0.32)
Loss per common share, diluted	$(0.09)	$(0.32)

Weighted average common shares outstanding:
Basic	45,456	47,015
Diluted	45,456	47,015

Cash dividends per share	$0.08	$0.08

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	January 31, 2026	October 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$62,311	$76,018
Restricted Cash	2,332	2,100
Accounts receivable, net	189,243	205,384
Inventories	270,597	254,122
Prepaid assets	39,845	32,387
Other current assets	4,345	3,764
Total current assets	568,673	573,775
Property, plant and equipment, net	401,701	411,591
Operating lease right-of-use assets	179,221	154,866
Deferred tax assets	2,959	2,706
Goodwill	275,468	271,346
Intangible assets, net	544,323	549,137
Other assets	5,818	4,812
Total assets	$1,978,163	$1,968,233

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$116,095	$131,307
Accrued liabilities	77,325	95,155
Income taxes payable	7,101	12,076
Current maturities of long-term debt	28,566	27,561
Current operating lease liabilities	16,749	15,446
Total current liabilities	245,836	281,545
Long-term debt	678,636	665,268
Noncurrent operating lease liabilities	168,668	145,459
Deferred income taxes	139,804	135,993
Other liabilities	14,865	13,789
Total liabilities	1,247,809	1,242,054
Stockholders’ equity:
Common stock	512	512
Additional paid-in-capital	695,426	700,029
Retained earnings	156,963	164,710
Accumulated other comprehensive loss	(24,329)	(35,439)
Treasury stock at cost	(98,218)	(103,633)
Total stockholders’ equity	730,354	726,179
Total liabilities and stockholders' equity	$1,978,163	$1,968,233

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (In thousands) (Unaudited)

	Three Months Ended January 31,
	2026	2025
Operating activities:
Net loss	$(4,071)	$(14,885)
Adjustments to reconcile net loss to cash used for operating activities:
Depreciation and amortization	24,249	24,740
Stock-based compensation	1,166	902
Deferred income tax	1,808	2,851
Other, net	1,300	6,173
Changes in assets and liabilities:
Decrease in accounts receivable	18,743	30,330
Increase in inventory	(13,669)	(8,602)
Increase in other current assets	(7,043)	(8,985)
Decrease in accounts payable	(13,982)	(16,548)
Decrease in accrued liabilities	(19,022)	(22,558)
Decrease in current income taxes payable	(5,203)	(5,087)
Other, net	(4,484)	(841)
Cash used for operating activities	(20,208)	(12,510)
Investing activities:
Capital expenditures	(11,294)	(11,624)
Proceeds from disposition of capital assets	55	169
Cash used for investing activities	(11,239)	(11,455)
Financing activities:
Borrowings under credit facilities	57,000	45,000
Repayments of credit facility borrowings	(36,250)	(56,250)
Repayments of other long-term debt	(838)	(2,026)
Common stock dividends paid	(3,638)	(3,812)
Issuance of common stock	-	214
Payroll tax paid to settle shares forfeited upon vesting of stock	(354)	(1,400)
Purchase of treasury stock	-	(3,698)
Cash provided by (used for) financing activities	15,920	(21,972)
Effect of exchange rate changes on cash and cash equivalents	2,052	(1,590)
Decrease in cash, cash equivalents and restricted cash	(13,475)	(47,527)
Cash, cash equivalents and restricted cash at beginning of period	78,118	102,995
Cash, cash equivalents and restricted cash at end of period	$64,643	$55,468

QUANEX BUILDING PRODUCTS CORPORATION FREE CASH FLOW AND NET DEBT RECONCILIATION (In thousands) (Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended January 31,
	2026	2025
Cash used for operating activities	(20,208)	(12,510)
Capital expenditures	(11,294)	(11,624)
Free Cash Flow	(31,502)	(24,134)

The following table reconciles the Company's Net Debt which is defined as total debt principal of the Company plus finance lease obligations minus cash.

	As of January 31,
	2026	2025
Term loan facility	$462,500	$487,500
Revolving credit facility	199,500	217,500
Finance lease obligations (1)	55,505	59,306
Total debt (2)	717,505	764,306
Less: Cash and cash equivalents	62,311	49,982
Net Debt	655,194	714,324

(1) Includes $49.3 million and $55.1 million in real estate lease liabilities considered finance leases under U.S. GAAP as of January 31, 2026 and 2025, respectively.
(2) Excludes outstanding letters of credit.

QUANEX BUILDING PRODUCTS CORPORATION NON-GAAP FINANCIAL MEASURE DISCLOSURE LAST TWELVE MONTHS ADJUSTED EBITDA RECONCILIATION (In thousands, except per share data) (Unaudited)

Reconciliation of Last Twelve Months Adjusted EBITDA	Three Months Ended January 31, 2026	Three Months Ended October 31, 2025	Three Months Ended July 31, 2025	Three Months Ended April 30, 2025	Total
	Reconciliation	Reconciliation	Reconciliation	Reconciliation	Reconciliation
Net (loss) income as reported	$(4,071)	$19,571	$(276,007)	$20,515	$(239,992)
Income tax (benefit) expense	173	15,147	(8,191)	6,307	13,436
Other, net	(5,617)	(5,246)	(855)	159	(11,559)
Interest expense	12,367	13,468	14,218	13,940	53,993
Depreciation and amortization	24,249	25,630	33,882	19,192	102,953
Asset impairment charges	-	-	302,284	-	302,284
EBITDA	27,101	68,570	65,331	60,113	221,115
Cost of sales (1)	407	308	148	976	1,839
Selling, general and administrative (1),(2)	(126)	2,056	3,449	1,110	6,489
Restructuring (credit) charges (3)	-	(16)	1,367	936	2,287
Adjusted EBITDA	$27,382	$70,918	$70,295	$63,135	$231,730

(1) Expense related to plant closure/relocation.
(2) Transaction, advisory fees, reorganization costs and product recall expenses.
(3) Restructuring (credit) charges related to severance.

QUANEX BUILDING PRODUCTS CORPORATION NON-GAAP FINANCIAL MEASURE DISCLOSURE (In thousands, except per share data) (Unaudited)

Reconciliation of Adjusted Net Income and Adjusted EPS	Three Months Ended January 31, 2026			Three Months Ended January 31, 2025
	Net Income	Diluted EPS		Net Income	Diluted EPS
Net loss as reported	$(4,071)	$(0.09)		$(14,885)	$(0.32)
Net loss reconciling items from below	3,801	$0.08		23,847	$0.51
Adjusted net income and adjusted EPS	$(270)	$(0.01)		$8,962	$0.19

Reconciliation of Adjusted EBITDA	Three Months Ended January 31, 2026			Three Months Ended January 31, 2025
	Reconciliation			Reconciliation
Net loss as reported	$(4,071)			$(14,885)
Income tax benefit	173			(5,050)
Other, net	(5,617)			(1,229)
Interest expense	12,367			14,186
Depreciation and amortization	24,249			24,740
EBITDA	27,101			17,762
EBITDA reconciling items from below	281			20,780
Adjusted EBITDA	$27,382			$38,542

Reconciling Items	Three Months Ended January 31, 2026			Three Months Ended January 31, 2025
	Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$409,089	$-		$400,044	$-
Cost of sales	310,562	(407)	(1)	307,728	(9,007)	(2)
Selling, general and administrative	71,426	126	(1),(3)	66,650	(3,869)	(1),(3)
Restructuring charges	-	-		7,904	(7,904)	(4)
EBITDA	27,101	281		17,762	20,780
Depreciation and amortization	24,249	(9,757)	(5)	24,740	(10,650)	(5)
Operating income (loss)	2,852	10,038		(6,978)	31,430
Interest expense	(12,367)	-		(14,186)	-
Other, net	5,617	(5,072)	(6)	1,229	(172)	(6)
Loss before income taxes	(3,898)	4,966		(19,935)	31,258
Income tax benefit	(173)	(1,165)	(7)	5,050	(7,411)	(7)
Net loss	$(4,071)	$3,801		$(14,885)	$23,847

Diluted loss per share	$(0.09)			$(0.32)

(1) Expense related to plant closure/relocation.
(2) Amortization of step-up for purchase price adjustments on inventory.
(3) Transaction, advisory fees, reorganization costs and product recall expenses.
(4) Restructuring charges related to severance and disposal of software.
(5) Amortization expense related to intangible assets.
(6) Foreign currency transaction gains.
(7) Tax impact of net income reconciling items.

QUANEX BUILDING PRODUCTS CORPORATION SELECTED SEGMENT DATA (In thousands) (Unaudited)

This table provides gross margin, operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.

	Hardware Solutions	Extruded Solutions	Custom Solutions	Unallocated Corp & Other	Total
Three months ended January 31, 2026
Net sales	$189,112	$139,800	$89,142	$(8,965)	$409,089
Cost of sales	150,724	97,709	71,424	(9,295)	310,562
Gross Margin	38,388	42,091	17,718	330	98,527
Gross Margin %	20.3%	30.1%	19.9%		24.1%
Selling, general and administrative (1)	34,180	21,141	13,150	2,955	71,426
Depreciation and amortization	11,547	7,339	5,222	141	24,249
Operating (loss) income	(7,339)	13,611	(654)	(2,766)	2,852
Depreciation and amortization	11,547	7,339	5,222	141	24,249
EBITDA	4,208	20,950	4,568	(2,625)	27,101
Expense related to plant relocation (Cost of sales)	407	-	-	-	407
Credit related to plant relocation (SG&A)	(141)	-	-	-	(141)
Transaction, advisory fees, reorganization costs, and product recall expenses	70	-	-	(55)	15
Adjusted EBITDA	$4,544	$20,950	$4,568	$(2,680)	$27,382
Adjusted EBITDA Margin %	2.4%	15.0%	5.1%		6.7%

Three months ended January 31, 2025
Net sales	$184,740	$139,630	$85,038	$(9,364)	$400,044
Cost of sales	150,785	97,680	68,298	(9,035)	307,728
Gross Margin	33,955	41,950	16,740	(329)	92,316
Gross Margin %	18.4%	30.0%	19.7%		23.1%
Selling, general and administrative (1)	33,357	18,508	11,598	3,187	66,650
Restructuring charges	6,119	-	-	1,785	7,904
Depreciation and amortization	11,470	7,640	5,540	90	24,740
Operating (loss) income	(16,991)	15,802	(398)	(5,391)	(6,978)
Depreciation and amortization	11,470	7,640	5,540	90	24,740
EBITDA	(5,521)	23,442	5,142	(5,301)	17,762
Transaction, advisory fees, reorganization costs, and product recall expenses	90	158	-	3,621	3,869
Amortization of step-up for purchase price adjustments on inventory	7,509	352	1,146	-	9,007
Restructuring charges	6,119	-	-	1,785	7,904
Adjusted EBITDA	$8,197	$23,952	$6,288	$105	$38,542
Adjusted EBITDA Margin %	4.4%	17.2%	7.4%		9.6%

(1) Includes stock-based compensation expense of $3.0 million and $1.2 million for the three months ended January 31, 2026 and January 31, 2025, respectively.

QUANEX BUILDING PRODUCTS CORPORATION SELECTED SEGMENT DATA RECONCILIATION (In thousands) (Unaudited)

This table reconciles our segment presentation, as previously reported in Exhibit 99.1 to our Current Report Form 8-K dated March 10, 2025 for the three months ended January 31, 2025, to the current presentation.

	NA Fenestration	EU Fenestration	NA Cabinet Components	Tyman	Unallocated Corp & Other	Total
Three months ended January 31, 2025
Net sales	$134,333	$48,471	$43,810	$175,676	$(2,246)	$400,044
Cost of sales	106,567	30,638	39,415	132,796	(1,688)	307,728
Gross Margin	27,766	17,833	4,395	42,880	(558)	92,316
Gross Margin %	20.7%	36.8%	10.0%	24.4%		23.1%
Selling, general and administrative	16,133	7,920	5,268	34,378	2,951	66,650
Restructuring charges	-	-	-	7,904	-	7,904
Depreciation and amortization	4,779	2,610	3,009	14,263	79	24,740
Operating income (loss)	6,854	7,303	(3,882)	(13,665)	(3,588)	(6,978)
Depreciation and amortization	4,779	2,610	3,009	14,263	79	24,740
EBITDA	11,633	9,913	(873)	598	(3,509)	17,762
Amortization of step-up for purchase price adjustments on inventory	-	-	-	9,007	-	9,007
Transaction and advisory fees	-	-	-	1,469	2,400	3,869
Restructuring charges				7,904	-	7,904
Adjusted EBITDA	$11,633	$9,913	$(873)	$18,978	$(1,109)	$38,542
Adjusted EBITDA Margin %	8.7%	20.5%	-2.0%	10.8%		9.6%

	Hardware Solutions(1)	Extruded Solutions(2)	Custom Solutions(3)	Tyman	Unallocated Corp & Other	Total
Three months ended January 31, 2025
Net sales	$184,740	$139,630	$85,038	$-	$(9,364)	$400,044
Cost of sales	150,785	97,680	68,298	-	(9,035)	307,728
Gross Margin	33,955	41,950	16,740	-	(329)	92,316
Gross Margin %	18.4%	30.0%	19.7%			23.1%
Selling, general and administrative	33,357	18,508	11,598		3,187	66,650
Restructuring charges	6,119	-	-	-	1,785	7,904
Depreciation and amortization	11,470	7,640	5,540	-	90	24,740
Operating (loss) income	(16,991)	15,802	(398)	-	(5,391)	(6,978)
Depreciation and amortization	11,470	7,640	5,540	-	90	24,740
EBITDA	(5,521)	23,442	5,142	-	(5,301)	17,762
Reorganization costs (SG&A)					2,400	2,400
Amortization of step-up for purchase price adjustments on inventory	7,509	352	1,146	-	-	9,007
Transaction and advisory fees	90	158	-	-	1,221	1,469
Restructuring charges	6,119				1,785	7,904
Adjusted EBITDA	$8,197	$23,952	$6,288	$-	$105	$38,542
Adjusted EBITDA Margin %	4.4%	17.2%	7.4%			9.6%

(1) Contains a portion of the previously reported NA Fenestration segment.
(2) Contains a portion of the NA Fenestration segment and the EU Fenestration segment.
(3) Contains a portion of the NA Fenestration segment and the NA Cabinet Components segment.

QUANEX BUILDING PRODUCTS CORPORATION SALES ANALYSIS (In thousands) (Unaudited)

	Three Months Ended January 31,
	2026	2025

Hardware Solutions:(1)
Window and door hardware	$124,701	$122,353
Screens	62,599	60,554
Other	1,812	1,833
	$189,112	$184,740
Extruded Solutions:(2)
Window profiles	$58,355	$59,845
Seals and gaskets	17,634	18,041
Spacers	47,602	42,861
Solar	4,605	5,523
Flashing Tape	1,518	2,114
Window and door hardware	7,512	9,458
Other	2,574	1,788
	$139,800	$139,630
Custom Solutions:(3)
Wood solutions	$46,654	$43,810
Access solutions	23,045	22,908
Mixing solutions	19,443	18,320
	$89,142	$85,038

Unallocated Corporate & Other:
Eliminations	$(8,965)	$(9,364)
	$(8,965)	$(9,364)

Net Sales	$409,089	$400,044

(1) Reflects an increase of $4.3 million in revenue associated with foreign currency exchange rate impacts for the three months ended January 31, 2026.
(2) Reflects an increase of $3.3 million in revenue associated with foreign currency exchange rate impacts for the three months ended January 31, 2026.
(3) Reflects an increase of $0.2 million in revenue associated with foreign currency exchange rate impacts for the three months ended January 31, 2026.